                                                                   EXHIBIT 10.15





                                        November 30, 1993




Mr. Mike McGhan
Hanover Compressor Company
P.O. Box 690349
Houston, Texas  77269


         Re:     Lone Tree Road Shop/Office Complex
                 Victoria County, Texas
                 Lease Agreement Extension



Dear Mike:

         In accordance with our previous conversations, and per your request, we propose the following revised Articles II, III, and XIX to our agreement of lease dated December 4, 1990 as follows:

         Article II

         2.01 Term. The term of this lease extension (the "Term"), unless sooner terminated as provided in this Lease, shall commence on December 4th, 1993, and shall expire one (1) year from said date.

         Article III

         Rent

         Tenant shall pay to Landlord at Landlord's address for notice, an annual fixed rent ("Rental") of Forty Seven Thousand Eight Hundred Eighty and No/100 Dollars ($47,800.00), to be paid, without deduction or set-off of any kind (unless expressly permitted herein), in advance on the first day of each calendar month, in equal consecutive monthly installments of Three Thousand Nine Hundred Ninety and No/100 Dollars ($3990.00) each, with the first such monthly installment to be paid on the Commencement Date. Rental for any fractional month at the beginning or end of the Term shall be prorated.

         Article XIX

         Notices

         All notices provided for in this Lease shall be in writing and shall be delivered personally, by overnight messenger service, by telecopy or facsimile transmission, or deposited in the United States mail, registered or certified, postage pre-paid, addressed as follows:

         Lease Agreement Revisions

         If to Landlord:                           San Rafael Corporation
                                                   4726 Merwin Street
                                                   Houston, Texas  77027

         If to Tenant:                             Hanover Compressor Company
                                                   7503 Chippewa
                                                   Houston, Texas  77086

         It is understood that the balance of the lease agreement terms and conditions remain the same as agreed to in the original agreement, dated December 4, 1990 (copy attached). If the aforegoing is agreeable to you please indicate by signing in the space provided below.



                                                   Sincerely,


                                                   R.J. Guerra, PE


Tenant:                                            Landlord:

By:____________________                            By:____________________

Title:_________________                            Date:__________________

Date:__________________

                               AGREEMENT OF LEASE


         THIS AGREEMENT OF LEASE ("Lease") made and entered by and between Ricardo J. Guerra and Luis A. Guerra (hereinafter collectively referred to as "Landlord"), and Guerra Engineering, Inc., a Texas corporation ("Tenant").


                              W I T N E S S E T H

         WHEREAS, the Landlord has terminated the lease agreement, with respect to its Lone Tree Road Shop/Office Complex, Victoria County, Texas, dated January 1, 1987 by and between Landlord and Tenant and desires to lease the same property to Tenant on the terms provided herein; and

         WHEREAS, Tenant desires to lease the same property from Landlord; and

         THAT, in consideration of the mutual covenants and agreements hereinafter set forth in this Lease, Landlord and Tenant agree, as follows:


                                   ARTICLE I

                                    PREMISES

         Landlord does hereby lease, let and demise to Tenant, and Tenant does hereby lease, let and demise from Landlord the following premises (the "Premises"):

         1. The exclusive use of that certain tract of land situated in and lying in Victoria County, Texas, more particularly described on Exhibit "A" attached hereto and incorporated herein for all purposes (the "Land"); and,

         2. All buildings and improvements now located on the Land (the "Buildings"); and,

         3. All roadways, rights-of-ways, easements, privileges, servitudes and appurtenances thereunto pertaining to the Land (the "Appurtenances").

                                   ARTICLE II

                    TERM OF LEASE AND POSSESSION OF PREMISES

         2.1 Term. The term of this Lease (the "Term"), unless sooner terminated as provided in this Lease, shall commence on December 4, 1990 (the "Commencement Date"), and shall expire three (3) years from and after the Commencement Date.

         2.2 Surrender of Premises and Holding Over. On or before the expiration of the Term of the Lease, Tenant shall remove from the Premises all of Tenant's property and repair any damage caused by such removal. Any personal property which shall remain in or on the Premises for more than fifteen (15) days following the termination of this Lease or the termination of Tenant's right of possession of the Premises following Tenant's default hereunder shall, at Landlord's option, become the property of Landlord. If Tenant fails to remove any of Tenant's property prior to the expiration of fifteen (15) days from the expiration or earlier termination of this Lease, Landlord may remove the same at Tenant's cost and Tenant shall pay Landlord on demand all reasonable costs incurred in removing, storing and/or disposing of such property. In the event of holding over by Tenant after expiration or earlier termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession, Tenant shall, throughout the entire hold over period, pay rent equal to one hundred fifty percent (150%) of the sum of the Rental which would have been applicable had the term of this Lease continued throughout the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the term of this Lease or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the term of this Lease. Tenant shall be liable to Landlord for damages, including reasonably foreseeable consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall indemnify Landlord against any and all claims by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

         2.3 Peaceful Possession. Tenant shall, and may peacefully have, hold and enjoy the Premises subject to the other terms hereof, provided that Tenant pays the Rental, hereinafter defined, and other sums herein recited to be paid by Tenant and performs all Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

         2.4 Acceptance of Premises. Subject to Landlord's representation and warranty contained in Sections 4.2 and 4.3, Tenant hereby agrees to accept the Premises in its "as is, where is," condition, with all faults. The taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant (i) that Tenant accepts the Premises as suitable for the purposes for which the same are leased, (ii) that it accepts the Premises and each and every part and appurtenance thereof as being in a good and satisfactory condition, and (iii) that, as of the date of such acceptance, Landlord has fully complied with Landlord's obligations contained in this Lease.


                                  ARTICLE III

                                      RENT

         Tenant shall pay to Landlord at Landlord's address for Notice, an annual fixed rent ("Rental") of Fifty Thousand Four Hundred and No/100 Dollars ($50,400.00), to be paid, without deduction or set-off of any kind (unless expressly permitted herein), in advance on the first day of each calendar month, in equal consecutive monthly installments of Four Thousand Two Hundred and No/100 Dollars ($4,200.00) each, with the first such monthly installment to be paid on the Commencement Date. Rental for any fractional month at the beginning or end of the Term shall be prorated.


                                   ARTICLE IV

                     CONDITION AND MAINTENANCE OF PREMISES

         4.1 Delivery of Premises. On the Commencement Date, Landlord shall deliver the Premises to Tenant in broom clean condition and in good repair, free of all occupants and all of Landlord's personal property, excluding fixtures.

         4.2 Condition and Maintenance of Premises. The structural parts of the roof, the foundation, the walls, the floors and all other structural members of the Building (collectively, the "Structural Members") and all building service fixtures installed or located on or about the Premises as of the Commencement Date which are used in the operation, maintenance or protection of the Premises (such as, but not limited to, heating, air conditioning, ventilating, electrical and plumbing systems, (collectively, the "Service Fixtures"), to the knowledge of Landlord are in good condition and fully operational and usable without need of repair or replacement on the Commencement Date and Tenant hereby agrees to surrender same to Landlord in good condition and fully operational and usable without need of repair or replacement on the expiration or earlier termination of the Term of this Lease. In the event the Structural Members or any part thereof are in need of repair or replacement, in whole or in part, during the Term of the Lease, Landlord shall promptly repair any such item, at Landlord's expense. Landlord shall not be liable to Tenant for any damage to merchandise, trade fixtures or personal property of Tenant in the Premises caused by water leakage from roof, water lines, sprinkler, heating and air condition equipment, unless such damages results from Landlord's gross negligence or willful misconduct. Tenant agrees, at Tenant's expense, to keep the Premises in good order and repair, clean, sanitary and safe. Tenant will maintain the interior of the Premises, and the Service Systems (except that Landlord will reimburse Tenant for costs incurred by Tenant to replace any Major Components, hereinafter defined, of the Service Systems). The term "Major Components" shall mean any component or part which costs in excess of $1000.00. In no event will Tenant be required to make any repair otherwise required to be performed by Tenant by this Section if such repair is covered by any product warranty of Landlord. If Tenant fails to make repairs and/or maintain the Premises or any part thereof, as required in this Lease, Landlord may, following notice to Tenant of such failure and the continuation of such failure for thirty (30) days following such notice, make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, Landlord's reasonable expenses incurred in connection therewith shall be promptly payable by Tenant, as additional rental, following Tenant's receipt of a bill therefor.

         4.3 Landlord's Warranties Re: Zoning and Compliance with Laws. Landlord represents and warrants to Tenant that as of the Commencement Date, the Premises will be in compliance with all laws, including, but not limited to, building, zoning, environmental, and other ordinances and codes of all state, federal, and local authorities having or claiming to have jurisdiction of the Premises; provided, however, that any breach of a representation or warranty contained herein shall be exclusively enforced pursuant to the terms of that certain Stock and Assets Purchase Agreement of even date hereof, including but not limited to those provisions contained in Article XIII thereof.

         4.4 Compliance as to Premises. Tenant will comply with all laws, ordinances, rules, regulations and orders of all duly constituted authorities which affect the carrying on of the business being conducted in the Premises, as distinguished from the physical facilities in which such business is being conducted. Landlord will bear the expense of any alterations or improvements or repairs to the Premises ordered by any governmental authority unless such alterations or improvements or repairs relate solely to the manner in which Tenant is carrying on Tenant's business in the Premises.

         4.5 Crane. Tenant hereby acknowledges and agrees that the crane located in the Building has been delivered to Tenant in good condition, fully operational and usable and that Tenant shall maintain the same in good condition, fully operational and usable throughout the Term and shall surrender the same in good condition, fully operational and usable, ordinary wear and tear expected. If, during the final twelve (12) months of the Term, Tenant is required to replace any major component of the crane (provided such replacement is not necessitated by Tenant's negligence or misuse, in which case, Tenant shall bear the full expense of such repair or replacement), Landlord will, within thirty (30) days after receipt of an invoice therefor, pay Tenant fifty percent (50%) of the cost of such Major Component. In no event will Tenant be required to make any repair otherwise required to be performed by Tenant by this Section if such repair is covered by any product warranty of Landlord, or if caused by or necessitated by shifting or settling of the Building. Tenant hereby acknowledges and agrees that the crane is Landlord's property and shall remain with the Building upon the expiration or earlier termination of the Term of the Lease.


                                   ARTICLE V

                                USE OF PREMISES

         5.1 Use of Premises. Landlord understands and acknowledges that Tenant is desirous of taking and leasing the Premises only if the Premises may be used throughout the Term for the operation of a compressor repair and refurbishing business and for related use as office space, ancillary to such business, or for any other lawful purpose, consented to by Landlord in writing, which consent shall not be unreasonably withheld; and Landlord does hereby grant to Tenant during the Term of the Lease, the right to use the Premises for the foregoing purposes.

         5.2 Signs. Tenant shall have the right to construct signs and other identification bearing its trade name and corporate name on or about the Premises and Tenant shall determine in its discretion, subject to compliance with all Laws. All signs placed on or about the Premises by Tenant shall be removed by Tenant at the expiration of the term, at Tenant's sole cost and expense.

         5.3 Tenant's Property. All furniture, furnishings, trade fixtures, removable equipment, machinery, inventory and other items of personal property located on or about the Premises, owned by Tenant or in the care, custody and control of Tenant, shall at all times for purposes of this Lease be considered the property of Tenant (collectively "Tenant's Property"). Tenant shall have the right to install, replace and remove items of Tenant's Property at any time and from time to time during the term of this Lease. Tenant at Tenant's expense will immediately repair any damage occasioned to the Premises by reason of the removal of any Tenant's Property. All other improvements made by Tenant to the Premises, including, but not limited to, floor coverings, carpeting, and partitions, will become the property of Landlord upon expiration or earlier termination of this Lease, unless otherwise provided herein.


                                   ARTICLE VI

                          ALTERATIONS OR IMPROVEMENTS

         Tenant may make non-structural alterations or improvements to the Building, without the prior written consent of Landlord, but shall not make structural alterations or improvements to the Building without the prior written consent of Landlord. Any alterations or improvements made by the Tenant to the Building shall be made in accordance with all applicable laws and building codes, in a good and workmanlike manner. Tenant shall promptly pay all costs attributable to such alterations and improvements. Tenant shall ensure that all persons who perform any work in connection with any alterations or improvements to the Building procure and maintain insurance coverage against such risks, in such amounts and with such companies, as Landlord may reasonably require, including, but not limited to, Builder's Risk and Worker's Compensation insurance. In the event any mechanics' lien is filed against the Premises, or any part thereof, for work claimed to have been done for, or material claimed to have been furnished to, Tenant, Tenant shall cause such mechanics' lien to be discharged of record within forty (40) days after filing by bonding or as provided or required by law or in any other lawful manner. Tenant will indemnify and save Landlord harmless from all costs, losses, expenses and attorneys' fees in connection with any such mechanics' lien.


                                  ARTICLE VII

                        TAXES, ASSESSMENTS AND UTILITIES

         Tenant shall pay any personal property taxes and assessments, levies, fees and charges in respect to Tenant's property in the Premises. All charges for water, gas, heat and electricity rendered to or used on or about the Premises shall be the responsibility of Tenant and Tenant shall pay the same prior to delinquency.

                                  ARTICLE VIII

             PROPERTY INSURANCE, CASUALTY, AND LIABILITY INSURANCE

         8.1 Property Insurance. Landlord, at its sole cost and expense, shall keep in force throughout the Term of the Lease, a policy or policies of insurance covering loss or damage to the Building, in at least the same amounts as and with an insurance company rated equivalent to or better in "Best's Insurance Guide," as Landlord's currently existing policy or policies.
Landlord shall provide Tenant with a certificate of insurance which provides that no less than thirty (30) days prior written notice shall be given to Tenant before such policy may be canceled or changed to reduce the insurance provided thereby.

         8.2 Damage; Termination of Lease. If any substantial portion of the Building is substantially destroyed by fire or other casualty, such that, in the reasonable judgment of Landlord's contractor (certified in writing to Tenant prior to the 15th day following such casualty) repair cannot be substantially completed within (90) days after the date of such casualty, Tenant shall, for a period of ten (10) days after receipt of such certification from Landlord's contractor, have the right to terminate this Lease upon written notice to Landlord, effective as of the date of such casualty.

         8.3 Damage; Continuation of Lease. If the Building is damaged by fire or other casualty, such that, in the reasonable judgment of Landlord's contractor (certified in writing to Tenant prior to the 15th day following such casualty) repair can be substantially completed within ninety (90) days after the date of such casualty, Tenant shall not have the right to terminate this Lease and Landlord shall proceed with diligence to repair the Building to substantially the same condition in which it existed immediately prior to such casualty. If the Building is untenantable in whole or in part following such casualty, the Rental shall abate in an equitable manner. If Landlord fails to substantially complete such repairs and rebuilding within ninety (90) days after the date of such casualty, Tenant may, at its option, terminate this Lease by delivering written notice to Landlord.

         8.4 Liability Insurance. Tenant shall maintain throughout the Term, a Commercial General Liability Insurance Policy for claims arising in or on the Premises, with the premiums therefor paid on or before the due date. Such policy shall include coverage for personal injuries with limits of not less than $1,000,000.00 combined single limit for death, personal injury and property damage, per occurrence, shall name Landlord as an "additional insured" and shall require not less than thirty (30) days prior written notice to the other party prior to cancellation or reduction in coverage. Each such policy shall be issued by an insurance company rated equivalent to or better than Reliance Insurance Company of Illinois, in "Best's Insurance Guide" and authorized to carry on business in the State of Texas. On or before fifteen (15) days following the date of this Lease, Tenant will cause its insurer(s) to issue and deliver to Landlord certificate(s) of insurance evidencing the existence and coverage of insurance required hereunder.

         8.5 Waiver of Subrogation. Each party expressly waives any and every claim which arises or may arise in such party's favor against the other party for any and all loss of or damage to any of such party's property located within or upon, or constituting a part of the Premises, which loss or damage is caused by a peril required by this Lease to be covered by the insurance of the party incurring the loss.


                                   ARTICLE IX

                                 EMINENT DOMAIN

         If the whole or any substantial portion of the Premises shall be taken for any public quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (any such event shall hereinafter be referred to as a "Taking"), such that in Tenant's reasonable judgment, the operation of Tenant's business within the Premises shall be adversely affected, Tenant shall have the option to continue this Lease as provided in the following sentence, or terminate this Lease, on the date upon which the Taking occurs. If Tenant elects to continue the Lease following a Taking, the Rental payable hereunder by Tenant during the unexpired portion of the Term shall be reduced in an equitable manner. In the event of any condemnation or taking, whether partial or total, all compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

                                   ARTICLE X

                           ASSIGNMENT AND SUBLETTING

         Tenant shall have the right to assign this Lease or sublease the Premises, in whole or in part, with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall have the right to assign the Lease, or sublet the Premises without the prior written consent of Landlord, to a person, firm, partnership, corporation or other enterprise (i) which is an eighty percent (80%) or greater subsidiary or an eighty percent (80%) or greater affiliate of Tenant, (ii) which is the result of a merger or consolidation with Tenant, or (iii) which is a successor to substantially all of the business and assets of Tenant. Tenant shall remain liable to Landlord under the Lease, notwithstanding any assignment permitted in the preceding sentence.


                                   ARTICLE XI

                           NON-DISTURBANCE AGREEMENT

         As promptly as practicable after the date hereof, Landlord shall use its reasonable efforts (which efforts shall not include the payment of money) to cause the holder of any mortgage, or other encumbrance against the Premises to execute and deliver to Tenant, a non-disturbance agreement, in form and substance reasonably acceptable to Tenant.


                                  ARTICLE XII

                         EVENTS OF DEFAULT AND REMEDIES

         The following events (herein referred to individually as an "Event of Default") will be deemed to be events of default by Tenant under the Lease:
(i) Failure by Tenant to pay Rental and such failure continues for five (5) days after the date such Rental is due under this Lease, (a "Monetary Default"), provided during each calendar year of the term, Tenant shall be given two (2) notices of Monetary Default and not less than three (3) days opportunity to cure each such Monetary Default following each such notice, and thereafter, for the remainder of such calendar year a failure by Tenant to pay Rental on or before the date due under this Lease shall be deemed a Monetary Default, (ii) failure by Tenant to perform or observe any of the nonmonetary covenants contained in this Lease to be performed or observed by Tenant within ten (10) days after receipt by Tenant of written notice from Landlord specifying the failure (or within such additional period, if any, as may be reasonably required to cure the failure if the failure cannot be cured within a ten (10) day period), (iii) Tenant or any guarantor of this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any guarantor shall admit in writing its inability to pay its debts as they become due, or (iv) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor or of any of Tenant's property located thereon in any proceeding brought by Tenant or any guarantor, or any such receiver or trustee shall be appointed in any proceeding brought by Tenant or any guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such guarantor shall consent to or acquiesce in such appointment. On the occurrence of any Event of Default, Landlord will have the option to terminate this Lease or terminate Tenant's right of possession of the Premises, in either of which events, Tenant will immediately surrender the Premises to Landlord. If Landlord terminates Tenant's right of possession of the Premises, Tenant will be liable to Landlord for the present value of the Rental to accrue under the Lease for the unexpired portion of the Term, reduced by the present value of the reasonable cash market value of the Lease for the unexpired portion of the Term. If Tenant fails to surrender possession of the Premises to Landlord prior to the expiration of fifteen (15) days following the termination of Tenant's right of possession, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof shall relieve Tenant or any guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In determining the amount of loss which Landlord suffers by reason of termination of this Lease, or a termination of Tenant's right of possession of the Premises, allowance will be made for the expense of repossession and any necessary repairs, but not for any remodeling undertaken by Landlord following repossession. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreement, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity unless prohibited herein. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                                  ARTICLE XIII

                               ENTRY BY LANDLORD

         Provided Landlord gives Tenant reasonable advance notice and exercises reasonable efforts to minimize interference with Tenant's business, Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and emergencies at all times, by any means Landlord may deem proper, and without liability therefore, except for damages resulting from the gross negligence or willful misconduct of Landlord or its agents or representatives) to inspect the same, or to show the Premises to purchasers, mortgagees, tenants or insurers, or to claim or make repairs, alterations or additions thereto, as otherwise permitted hereunder, and Tenant shall not be entitled to any abatement or reduction of Rental by reason thereof.

                                  ARTICLE XIV

                               ENVIRONMENTAL LAWS

         In respect to the operation of Tenant's business in the Premises (but not in respect to the physical condition of the Premises unless non-compliance is caused by Tenant or Tenant's employees, agents, assignees, sublessees or guests) Tenant hereby covenants and agrees to comply with any and all federal, state or local laws, statutes, ordinances, or regulations, or any utility district, federal or state agency regulation, ruling or standard, or any private agreement pertaining to health, industrial hygiene, or any environmental condition on, under or about the Premises, including without limitation, air, water, soil, noise or chemical pollution, and including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Section 9601 et seq., and the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.
Section 6901 et seq. Tenant hereby indemnifies Landlord from and against any and all costs, liabilities or expenses (including, but not limited to reasonable attorney's fees) that Landlord may incur as a result of Tenant's failure to comply with the above covenant and agreement. Landlord shall indemnify, defend and hold Tenant harmless from and against all costs and liabilities of Tenant which arise during or after the lease Term as a result of the contamination of the Premises by any hazardous waste, hazardous substance or pollutant, or non-compliance with the above referenced laws, statutes, ordinances or regulations, but only to the extent that Landlord is determined by any governmental authority to be responsible for the presence of such hazardous waste, hazardous substance or pollutant or for the non-compliance with such laws, statutes, ordinances or regulations.

                                   ARTICLE XV

                                   INDEMNITY

         15.1 Tenant's Indemnity. Tenant agrees to indemnify, defend and hold Landlord and Landlord's agents (and employees harmless from and against any and all claims, action, damages, liabilities and expenses allegedly or actually occasioned by any act or omission of Tenant, or Tenant's agents, employees, contractors, sublessees, invitees, licensees, and any other person entering the Premises under the invitation of Tenant, excepting, however, in each case, any claims arising out of the gross negligence (but not the ordinary negligence) or willful misconduct of Landlord, or Landlord's agents, employees or contractors or any other person entering the Premises under the invitation of Landlord.

         15.2 Landlord's Indemnity. Landlord agrees to indemnify, defend, and hold Tenant and Tenant's shareholders, officers, employees and sublessees harmless from and against any and all claims, actions, damages, liabilities and expenses allegedly or actually occasioned by any act or omission of Landlord, or Landlord's agents, employees, contractors, or any other person entering the Premises under the invitation of Landlord, excepting, however, in each case, any claims arising out of the gross negligence (but not the ordinary negligence) or willful misconduct of Tenant, or Tenant's officers, employees, contractors, agents, sublessees or any other person entering the Premises under the invitation of Tenant.

                                  ARTICLE XVI

                                   NO WAIVER

         Failure of Landlord to declare any default immediately upon its occurrence, or delaying taking any action in connection with an Event of Default, shall not be considered a waiver of such default, nor shall it constitute an estoppel against the Landlord, but Landlord shall have the right to declare the default at any time so long as same is continuing and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce such rights with respect to any one default shall not constitute a waiver of its right with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute acceptance or surrender of the Premises.

                                  ARTICLE XVII

                                ATTORNEY'S FEES

         In the event that at any time either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the prevailing party in such action or proceeding will be entitled to recover from the other party reasonable and necessary costs and attorneys' fees.


                                 ARTICLE XVIII

                                   AUTHORITY

         In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or testing in this Lease on behalf of Tenant hereby covenants, warrants and represents:

              (i) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant;

             (ii)         that this Lease is binding upon Tenant;

             (iii) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Texas;

             (iv) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Tenant is a party or by which Tenant may be bound.
                          If Tenant is a corporation, Tenant will, prior to Commencement Date, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.


                                  ARTICLE XIX

                                    NOTICES

         All notices provided for in this Lease shall be in writing and shall be delivered personally, by overnight messenger service, by telecopy or facsimile transmission, or deposited in the United States mail, registered or certified, postage pre-paid, addressed as follows:

         If to Landlord:              Rick Guerra Enterprises
                                      5007 Pine Street
                                      Bellaire, Texas  77401
                                      Attention: Mr. Ricardo J. Guerra

         If to Tenant:                Guerra Engineering, Inc.
                                      c/o Hanover Compressor Company
                                      2911 Turtle Creek, Suite 500
                                      Dallas, Texas  75219
                                      Attention: President

or to Landlord or Tenant at such other address or addresses as may be designated by them by notice during given and in accordance with this Article. All notices shall have been deemed to have been given, served or delivered at the time the same shall have been received in case of notices personally served, sent by overnight messenger service, or sent by telecopy or facsimile transmission, or one (1) day following the post-mark date if the same shall have been deposited in the United States mail, addressed and postage pre-paid as described above.


                                   ARTICLE XX

                      MISCELLANEOUS AND GENERAL PROVISIONS

         20.1 Consents and Approvals. Whenever in this Lease, Landlord or Tenant is entitled to exercise some right or option with the prior consent or approval of Landlord or Tenant, such consent or approval shall not be unreasonably withheld or delayed by Landlord or Tenant as the case may be.

         20.2 Recording of Memorandum of Lease. Tenant may record a short form memorandum of this Lease in reasonable form, prepared by Tenant's counsel, subject to Landlord's approval, such approval not to be unreasonably withheld or delayed.

         20.3 Complete Agreement; Amendments. This Lease, including all Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous understandings and agreements, oral or written, between the parties or their respective representatives, with respect to the subject matter hereof. This Lease, or any of the provisions hereof, may not be amended, modified or waived in any way (including without limitations, by the parties' course of conduct), except in a writing executed by duly authorized officers and partners of the parties hereto.

         20.4 Successors and Assigns. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         20.5 Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

         20.6 Definition of the Relationship Between the Parties. Landlord shall not, by virtue of the execution of this Lease become or be deemed a partner or a joint venturer with Tenant in the conduct of Tenant's business on the Premises, or otherwise, and their relationship is nothing more than landlord and tenant.

         20.7 Headings. The topical headings of the articles and sections of this Lease are inserted only as a matter of convenience and reference, and do not affect, define or limit or describe the scope or intent of the parties to this Lease.

         20.8 Brokers. Each party hereto represents and warrants to the other that it is under no obligation to pay any broker, finder, middleman, or other person a commission or fee, or any other amount, with respect to the transactions contemplated by this Lease.

         20.9 Uncontrollable Delays. If either party is prevented or delayed from performing an obligation under this Lease due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor (provided such inability does not arise from the inability of the applicable party to pay for same), war, civil commotion or other cause beyond the reasonable control of the party obligated to perform (collectively "Uncontrollable Delays"), the time for performance by such party shall be extended for a period of time equal to the period of any Uncontrollable Delay, provided that in order for a party to avail itself of an extension for Uncontrollable Delay, such party must notify the other party of the nature and status of such Uncontrollable Delay within five (5) days of the beginning and end of such Uncontrollable Delay and further provided that unless expressly permitted in another Section of this Lease, no Uncontrollable Delay shall excuse Tenant's obligation to timely pay Rentals under this Lease.

         IN WITNESS WHEREOF, the parties hereto by their duly authorized partners and officers, have executed and delivered this Lease as of the ___ day of _____________, 19__.




                                        LANDLORD:



                                        ---------------------------------------
                                        Ricardo J. Guerra




                                        ---------------------------------------
                                        Luis A. Guerra


                                        TENANT:

                                        GUERRA ENGINEERING, INC.


                                        By:
                                           ------------------------------------
                                        Its:
                                            -----------------------------------



                     GUARANTY BY HANOVER COMPRESSOR COMPANY

         Hanover Compressor Company ("Hanover"), as the parent corporation of Tenant, executes this Lease for the purpose of unconditionally guaranteeing to Landlord the full and timely performance and observance of all the covenants, conditions and agreements contained in this Lease to be performed and observed by Tenant. Hanover further covenants and agrees that no assignment or other transfer of this Lease, or any interest herein, from Tenant shall operate to extinguish or diminish the liability of Hanover hereunder. This guaranty is a guaranty of payment and not a guaranty of collection.



                                        HANOVER COMPRESSOR COMPANY

                                        By:
                                           ------------------------------------
                                        Its:
                                            -----------------------------------